Exhibit 10.1

                             MEMORANDUM OF AGREEMENT

Dated for reference this 24th, day of June 2011

Between

          Cytta Corp. a Nevada company (herein "Cytta"), having its principal offices at 6490 West Desert Inn Rd, Las Vegas NV USA, 89146

And

          Promia, Inc. and affiliates (herein "PROMIA"), located at 160 Spear Street, Suite 320, San Francisco, CA 94105

Whereas

     A. Cytta is the owner, through license, of a cellular network, composed of SMS, data and voice capacity in the USA.

     B. Cytta also has the ability to expand the network to the remainder of the world.

     C. Cytta intends to utilize the US Network to provide data and voice transmission services from Bluetooth enabled medical peripherals and other Technology.

     D. The data from the Technology and/or patients will be transmitted through a connectivity device utilizing mobile telecom Technology, utilizing the cellular network and/or various WIFI enabled communication Technology.

     E. Cytta intends to utilize an android enabled smartphone as the primary communication device and is currently in discussions with manufacturers regarding securing appropriate Technology for their market.

     F.   The data will move from the smartphone to the Cytta Data repository and from there to the Cytta Electronic Dashboard for review by their clients and from there to any other authorized recipients (which in
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          the medical field may be the Electronic Personal Records or Electronic
          Medical Record repositories maintained by the patients, payors or providers who may be the clients of Cytta). The uses of the Cytta system include numerous other vertical markets which Cytta is currently exploring.

     G. Given the capabilities of the smartphones being designed for the system it is anticipated that there will be downstream uses for the voice communication capability as well as the ability to display notices and advertising on the screen of the smartphone (or as SMS or email messages).

     H. PROMIA, an established development firm and software provider since 1991 and is in the business of providing solutions that are designed to support highly secure, reliable, scalable and interoperable business applications. PROMIA's open-standard solutions comply with the newest emerging security regulations and specifications, providing high levels of information security assurance.

     I. PROMIA has targeted energy and power industries, military, government and financial institutions, developing sophisticated new intrusion detection tools that employ Artificial Intelligence techniques on high speed, high volume network systems.

     J. In the Energy and Power Industries Promia through their innovative, web-based, Wiki-enabled CIP Knowledge Base provides "at the fingertips" reference to compliance standards, an integrated methodology to step you through the process, and a knowledge capture database that stores your compliance information for audit reporting purposes. Promia also utilizes the Promia Raven Cyber Security management system that automatically discovers your Cyber assets, their vulnerabilities and protection profiles without costly, error prone, manual processes. Additionally Promia utilizes an Integrated, Risk Assessment Methodology - the core of the Cyber asset management process - that determines the vulnerabilities, risk profiles and assignment of criticality of your Cyber assets.

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     K.   Promia also supplies support in the form of a World-Class Team of
          Promia, Cyber and Nexant Electrical power systems consultants that provide the best in class support to assure a timely, high level of NERC compliance.

     L. In the Financial Sector Promia's solutions are directed at the financial institutions who are concerned now more than ever with protecting their Cyber-based systems from attack and exploit by hostile sources. Most financial companies now have a significant investment in online systems whether it's online banking, stock trading or customer services. Financial institutions must maintain a trusted relationship with their online customers. If that trust is broken, they risk a large cost from losing current customers, and from potential customers that will not do business with institutions that are viewed as untrustworthy. Compounding this risk is regulatory compliance mandates such as the Federal Information Security Management Act (FISMA) that require financial institutions to demonstrate their ability to protect their critical financial systems.

     M. Promia's capability to detect security threats is the first line of defense against Cyber intruders. Promia Raven systems detect and report, in real time, attempts to exploit your Cyber systems. Critical incidents are reported and highlighted so that your network operations personnel can be alerted of pending threats and can take immediate action to thwart them. The Promia Raven appliances provide inline, dynamically enabled blocking so that not only can you detect intrusions, you can stop them in their tracks.

     N. For the above reasons the Parties herein wish to work together in this venture.

     O. The Parties have agreed that numerous synergies can be achieved by combining their various skill sets to more efficiently provide services to their respective markets.

Now therefore this agreement witnesseth that in consideration of one dollar and other good and valuable consideration the Parties hereto agree as follows.

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     1.   Cytta wishes to work with PROMIA to utilize its special skills and services (the "Technology") in all Cytta's communication devices and network access points (herein "Systems") distributed in the USA and abroad.

     2. PROMIA wishes to have Cytta install and market its Technology on all Systems they deploy in the USA and abroad.

     3. Additionally Promia wishes to have Cytta market its technology in all other markets in which it can be deployed, pursuant to the Value Added Reseller Agreement agreed to between the Parties.

     4. Cytta intend to expand its network capacity internationally and PROMIA wishes to avail them of the opportunity to offer their Technology as part of the System package.

     5. To fulfill the objectives of the parties they will agree to form a Joint Venture LLC (the "JV" or the "Cytta Connects LLC") for the purposes of developing marketable products utilizing the assets of Promia and Cytta. The general format of the JV will be 60% Cytta 40% Promia, but shall be varied depending upon the agreed upon contribution of the parties.

     6. The first product to be developed by the JV will be related to the Cytta medical system and network with the details to be determined by the parties.

     7. The JV shall be initially funded by Cytta for a total of $250,000, or as otherwise agreed between the parties.

     8. The Parties wish to work together to fulfill all the technical and business objectives of this agreement and have agreed to work together to define the technical and business elements of the project.

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     9.   This Memorandum of Agreement (herein "MOA") is made in good faith and for the purpose of accelerating a working relationship with both parties. Both parties further agree to work toward executing an expanded Definitive Agreement and JV based on this MOA framework by no later than August 1, 2011. If such Definitive Agreement is not signed by that date, this MOA will continue in force and is renewable annually.

     10. TERMINATION OF MOA. Either party may terminate this Agreement at any time providing 30 days prior written notice of termination to the other Party. Any notice of termination shall only be effective however, when received.

     11.  DISCLOSURE OF INFORMATION.

          Parties acknowledge that from time to time during the Agreement term, Parties will come into possession of certain information regarding other Party, and its scientific and intellectual property, including, but not limited to, software information, copyrightable brochures, customer lists, price books, mechanical drawings, research and development data and other information considered confidential. Parties will not, during or after the Agreement Term, disclose, except to other Party and its Board of Directors, without authorization of the other Party's Board of Directors, all or any portion of such information to any person, firm, corporation, association or other entity. In the event of a threatened breach of the provisions of this paragraph, Party shall be entitled to an injunction restraining other Party from making any such disclosure. If any Party breaches the provisions of this paragraph during the Agreement Term, such action shall be grounds for termination of this Agreement as hereinafter provided.

          If Party retains in any manner or form any of the information specified hereinafter after the termination of this Agreement for whatever reason or Party discloses all of or any portion of such specified information, all of the other Party's obligations, if any, hereunder shall be deemed to be completely fulfilled.

          Nothing herein shall be construed as prohibiting the Party from pursuing any other remedies available to him for such breach or threatened breach, including the recovery of damages from the other Party.

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     12.  ENUREMENT

          This agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

     13.  ADDITIONAL DOCUMENTS

          The parties hereto will execute and deliver all such further documents and instruments, and do all such further acts and things as may be necessary to carry out the full intent and meaning of this agreement and to give effect to the transactions contemplated hereby.

     14.  CAPTIONS

          The captions appearing in the agreement are inserted for convenience of reference only and shall not effect the interpretation of this agreement.

     15.  COUNTERPARTS

          This agreement may be executed in counterpart and all counterparts so executed shall constitute one agreement binding on all parties hereto. It shall not be necessary for each party to execute the same counterpart hereof.

IN WITNESS WHEREOF this agreement has been executed by the parties hereto as of the day and year first written above.

/s/ John Mullen                             /s/ Stephen Spalding
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Authorized Signatory                        Authorized Signatory
Promia, Inc.                                Cytta Corp.


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